UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2026

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 10, 2026, Liberty Star Minerals (OTCQB: LBSR) (“Liberty Star” or the “Company”), a U.S. mineral exploration company focused on strategic and commercially important critical minerals in southeast Arizona, today announced that it has staked an additional 13 mining claims covering approximately 11.18 square miles, increasing its total mineralized footprint to approximately 31.49 square miles and ranks Hay Mountain Holdings, LLC as the 4th largest mineral footprint in Arizona. The newly added claims lie within the broader Tombstone Mining District and expand Liberty Star’s contiguous land position surrounding its Liberty Star Hay Mountain Holdings LLC, which includes Earp Ridge Mines, LLC, the multi-mineral claims which include critical minerals, copper, and molybdenum, historically known as Hay Mountain Target 1 & 2. It also encompasses, Red Rock Mines, LLC The Company’s world-class gold target and American Strategic Minerals LLC, the area reserved for REEs. The expanded claim block is designed to capture extensions of known structural and geophysical trends identified through recent geologic mapping, sampling, and induced polarization (IP) survey work.

“Over the last year, our technical team has continued to deliver compelling evidence that we are in a large, mineralized system with bonanza-grade gold values and robust geophysical signatures at Red Rock Canyon and across the entire Hay Mountain Holdings umbrella,” said Pete O’Heeron, Chairman of Liberty Star Minerals. “The mineral-rich assays we are seeing compel us to protect a larger perimeter, which places our project in the Top 5 in the state of Arizona, as we advance our gold deposit and develop critical minerals that are important to U.S. economic and national security.”

The Company noted that the enlarged land position is intended to preserve future optionality for potential open-pit and underground development scenarios and to secure additional targets along regional structures that may host gold and polymetallic mineralization.

Liberty Star’s projects are located within Arizona’s prolific porphyry copper belt in southeast Arizona, one of the world’s most renowned regions for large-scale copper-gold-molybdenum deposits, a state recognized as a leading U.S. jurisdiction for copper and other critical mineral production.

Liberty Star continues to advance its exploration programs at Red Rock Canyon and the broader Hay Mountain area, including follow-up drilling design, expanded geochemical sampling, and refined 3D interpretation of geophysical data. The Company will provide additional updates as fieldwork progresses and new assay or geophysical results become available.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.77	Liberty Star Minerals Expands Arizona Project Footprint with 13 New Mineral Exploration Permits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated:	March 10, 2026	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO